EXHIBIT 23.8

                        CONSENT OF ROTENBERG & CO., LLP



                                          April 23, 2004



Stafford Kelley
Yukon Gold Corporation, Inc.
347 Bay Street, Suite 408
Toronto, Ontario, Canada  M5H 2R7

Dear Mr. Kelley:

      This is to confirm that the client-auditor relationship between Yukon Gold Corporation, Inc. (Commission File Number 333-113546) and Rotenberg & Co. LLP has ceased. We have read and agree with the revised disclosures under the heading "change in Auditors" in the Company's Form SB-2 concerning this change.

                                          Very truly yours,




                                          /s/ Rotenberg & Co, LLP
                                          ------------------------
                                          Rotenberg & Co., LLP

/cf

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission

    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C.  20549